EXHIBIT 10.22

AMENDMENT NO. 2 TO CREDIT AGREEMENT

    This AMENDMENT NO. 2 TO CREDIT AGREEMENT is made and entered into as of December 31, 2001, by and among CENTURY MAINTENANCE SUPPLY, INC., a Delaware corporation (the “Borrower”), and the Required Lenders (as defined in Article I of the Credit Agreement).

RECITALS

A.    The Borrower, the Lenders (as defined in Article I of the Credit Agreement), Salomon Brothers Inc, and Citicorp USA, Inc., entered into a Credit Agreement dated as of July 8, 1998 (as amended and otherwise modified to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

B.    The Borrower requested certain changes to the Credit Agreement, and has agreed to certain changes to other provisions of the Credit Agreement.

C.    The Required Lenders are willing to so amend the Credit Agreement on the terms and conditions set forth herein.

D.    The Borrower and the Required Lenders are entering into this Amendment pursuant to Section 9.08(b) of the Credit Agreement.

AGREEMENTS

In consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Required Lenders agree as follows:

SECTION 1.    Defined Terms.  The definition of “EBITDA” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“EBITDA” means, (except as otherwise indicated), for any period, an amount equal to, for the Borrower and its consolidated Restricted Subsidiaries, (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense, (iii) depreciation, (iv) amortization, (v) solely for fiscal year 2001, inventory writeoffs that are up to $1,000,000 and (vi) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would not be prohibited at the date of determination from being dividended to the Borrower by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of any consensual restriction.

SECTION 2.    Investments, Loans and Advances.  Subsection (e) of Section 6.03 of the Credit Agreement is amended in its entirety to read as follows:

(e)  Investments made in connection with Permitted Acquisitions;

SECTION 3.    Mergers, Consolidations, Sales of Assets and Acquisitions.  Subsection (c) of Section 6.04 of the Credit Agreement is amended in its entirety to read as follows:

(c)  The Borrower will not, and will not permit any Restricted Subsidiary to, purchase, lease, or otherwise acquire (in one transaction or a series of transactions) any Assets or Capital Stock of any person other than in the ordinary course of the Borrower’s business, or in connection with a Permitted Acquisition.

SECTION 4.    Debt/Adjusted EBITDA Ratio.  Section 6.10 of the Credit Agreement is amended in its entirety to read as follows:

SECTION 6.10    Debt/Adjusted EBITDA Ratio.  The Debt/Adjusted EBITDA Ratio shall not exceed the following amounts as of the ends of fiscal quarters of the Borrower ending nearest to the following dates:

Fiscal Quarter Ending Nearest to	Debt/Adjusted EBITDA Ratio
	1998	1999	2000	2001	2002	2003	2004	2005
March 31		4.25	3.50	3.25	2.85	2.25	2.00	2.00
June 30		4.25	3.50	3.25	2.85	2.25	2.00	2.00
September 30	4.25	4.25	3.50	3.25	2.85	2.00	2.00	2.00
December 31	4.25	3.50	3.25	2.75	2.25	2.00	2.00	2.00

and thereafter, 2.00.

SECTION 5. Minimum EBITDA. Section 6.11 of the Credit Agreement is amended in its entirety to read as follows:

SECTION 6.11. Minimum EBITDA. The EBITDA for the fiscal year of the Borrower shall not be less than the following amounts as of the end of the following fiscal years:

Fiscal Year Ending Nearest to December 31,	Minimum EBITDA
2000	$29,000,000
2001	30,000,000
2002	28,000,000
2003	44,000,000
2004	50,000,000
2005 and thereafter	58,000,000

SECTION 6.    Fixed Charge Coverage Ratio.  Section 6.13 of the Credit Agreement is amended in its entirety to read as follows:

SECTION 6.13    Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio for the period of four fiscal quarters ending nearest to each of the following dates, shall not be less than the following ratios:

Fiscal Quarter Ending Nearest to	Fixed Charge Coverage Ratio
	2000	2001	2002	2003	2004	2005
March 31	1.20	1.10	1.00	1.00	1.05	1.05
June 30	1.20	1.10	1.00	1.00	1.05	1.05
September 30	1.20	1.10	1.00	1.05	1.05	1.05
December 31	1.10	1.10	1.00	1.05	1.05	1.05

and thereafter, 1.05.

SECTION 7.    Binding Effect and Effectiveness.  This Amendment may be executed in as many counterparts as may be convenient and shall become binding when the Borrower, and the Required Lenders have each executed and delivered at least one counterpart, and shall become effective upon satisfaction of the following condition precedent: the Borrower shall have paid to each Lender that executes this Agreement an amendment fee equal to 0.25% of such Lender’s Revolving Credit Commitment and outstanding Term Loans as of the date of this Amendment.

SECTION 8.    Governing Law.  This Amendment shall be a contract made under and governed by the laws of the State of New York, without regard to the conflicts of law provisions thereof.

SECTION 9.    Reference to Credit Agreement.  Except as amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the effectiveness of the amendment to the Credit Agreement accomplished hereby, each reference in the Credit Agreement, to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement shall be deemed a reference to the Credit Agreement, as amended hereby, as the case may be.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Credit Agreement to be duly executed by their respective officers as of the date first above written.

CENTURY MAINTENANCE SUPPLY, INC.

by	/s/ RICHARD PENICK
Name: Richard Penick Title: Vice-President

Acknowledged by:

CITICORP USA, INC., as Administrative Agent and Collateral Agent

by	/s/ SUZANNE CRYMES
Name: Suzanne Crymes Title: Vice President

SALOMON SMITH BARNEY INC., as Arranger, Advisor and Syndication Agent,

by	/s/ SUZANNE CRYMES
Name: Suzanne Crymes Title: Attorney-in-Fact

LENDERS

CITICORP USA, INC.

By:	/s/ SUZANNE CRYMES
Name: Suzanne Crymes Title: Vice President

AIM FLOATING RATE FUND
By: INVESCO Senior Secured Management, Inc. As Attorney in fact

By:	/s/ ANNE M. MCCARTHY
Name: Anne M. McCarthy Title: Authorized Signatory

FIRST UNION NATIONAL BANK

By:	/s/ MARK B. FELKER
Name: Mark B. Felker Title: Senior Vice President

ING US CAPITAL CORPORATION

By:
Name: Title:

KZH ING - 1 L.L.C.

By:
Name: Title:

KZH ING-2 L.L.C.

By:	/s/ ANTHONY IARROBINO
Name: Anthony Iarrobino Title: Authorized Agent

ROYAL BANK OF CANADA,

By:	/s/ SUZANNE KAICHER
Name: Suzanne Kaicher Title: Manager

KZH SOLEIL-2 L.L.C.,

By:	/s/ ANTHONY IARROBINO
Name: Anthony Iarrobino Title: Authorized Agent

TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY,

By:	/s/ BILL HENRICKSON
Name: Bill Henrickson Title: Vice President

WELLS FARGO BANK,

By:	/s/ S. MICHAEL ST. GEME
Name: S. Michael St. Geme Title: Vice President

DRESDNER BANK AG, New York and Grand Cayman Branches

By:	/s/ FARAAZ KAMRAN
Name: Faraaz Kamran Title: Assistant Vice President

By:	/s/ GABRIELA FIELDS
Name: Gabriela Fields Title: Associate

GALAXY CLO 1999-1 LTD,

By:	/s/ THOMAS G. BRANDT
Name: Thomas G. Brandt Title: Authorized Agent

KZH CYPRESSTREE-1 LLC

By:	/s/ ANTHONY IARROBINO
Name: Anthony Iarrobino Title: Authorized Agent

KZH STERLING LLC

By:	/s/ ANTHONY IARROBINO
Name: Anthony Iarrobino Title: Authorized Agent

SEQUILS-CENTURION V. LTD.,

By:	/s/ MICHAEL M. LEYLAND
Name: Michael M. Leyland Title: Managing Director

CENTURION CDO II, LTD.,
By: American Express Asset Management Group Inc, as Collateral Manager

By:	/s/ MICHAEL M. LEYLAND
Name: Michael M. Leyland Title: Managing Director

SEQUILS-ING 1 (HBDGM), LTD.,

By ING Capital Advisors, LLC, as Collateral Manager

By:	/s/ KURT WEGLEITNER
Name: Kurt Wegleitner Title: Sr. Vice President

ENDURANCE CLO I, LTD.,

By ING Capital Advisors, LLC, as Portfolio Manager

By:	/s/ KURT WEGLEITNER
Name: Kurt Wegleitner Title: Sr. Vice President